EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Solar Power, Inc.
1115 Orlando Avenue
Roseville, CA 95661-5247
USA
We hereby consent to the use in the Prospectus constituting a part of the Registration Statement of our report dated December 29, 2006, relating to the consolidated financial statements of Solar Power, Inc., a California corporation which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO McCabe Lo Limited

Hong Kong, January 7, 2008